Exhibit 99.1
Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	March 29, 2017

H.B. Fuller Reports First Quarter 2017 Results

First Quarter Diluted EPS $0.29,

First Quarter Adjusted Diluted EPS $0.481;

Confirm Fiscal Year 2017 Adjusted Diluted EPS Guidance $2.57 to $2.77

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that ended March 4, 2017.

Items of Note for the First Quarter of 2017:

■

Net revenue grew 6 percent in the first quarter of 2017 versus the first quarter of 2016. Engineering Adhesives grew by more than 25 percent, while Asia Pacific grew over 15 percent, and the Americas segment grew by 5 percent versus last year;

■	Net income was $14.8 million; adjusted net income was $24.9 million, or $0.48[1] per diluted share, an increase of 12 percent versus the prior year;
■	Completed the $123 million acquisition of Wisdom Worldwide Adhesives as a synergistic business in the Americas Adhesives segment.

First Quarter 2017 Results:

Net income for the first quarter of 2017 was $14.8 million, or $0.29 per diluted share, versus net income of $18.9 million, or $0.37 per diluted share, in last year’s first quarter. Adjusted diluted earnings per share in the first quarter of 2017 were $0.481, up 12 percent versus the prior year’s adjusted result of $0.431. Adjusted EBITDA3 was $58.9 million in the first quarter, or 11.7 percent of net revenue.

Net revenue for the first quarter of 2017 was $503.3 million, up 6.1 percent versus the first quarter of 2016. Higher volume and acquisitions positively impacted net revenue growth offset by negative mix and negative foreign currency translation. Constant currency revenue4 grew by 9.6 percent year over year. Organic revenue, defined as constant currency revenue, less the impact from acquisitions, was up 6 percent.

Gross profit margin was 27.6 percent. Adjusted gross profit margin2 was 28.6 percent, in line with expectations and a decrease of 80 basis points versus the prior year. During the quarter, margins declined slightly year over year due to increasing raw material costs relative to pricing, partially offset by an improvement in manufacturing efficiencies. Selling, General and Administrative (SG&A) expense was $112.9 million. Adjusted SG&A expense5 was $104.1 million, up by approximately 5 percent versus last year, primarily driven by acquisitions, variable compensation and strategic investments for growth offset by discretionary expense management and restructuring actions.

”We are off to a strong start for the year with good progress on both the top and bottom lines,” said Jim Owens, H.B. Fuller president and chief executive officer. “We drove solid volume improvements with exceptional growth in the Engineering Adhesives and Asia Pacific segments, and 5 percent growth in our Americas segment while successfully completing the synergistic acquisition of Wisdom Adhesives. Profitability remains strong despite raw material increases which we will offset with strategic pricing initiatives in the second quarter. We expect 2017 to provide another strong positive step forward in delivering our 2020 strategic commitments for growth, profit and cash flow performance.”

Balance Sheet and Cash Flow:

At the end of the first quarter of 2017, we had cash totaling $117 million and total debt of $805 million. This compares to fourth quarter 2016 cash and debt levels of $142 million and $703 million, respectively. Sequentially, net debt was up approximately $127 million due to the purchase price of Wisdom Adhesives, which was completed at the end of January. Cash flow from operations was positive $16 million reflecting continued strength in the cash flow performance of the business, offset by inventory building ahead of raw material increases and restructuring charges. Capital expenditures were $20 million in the first quarter of 2017.

Fiscal 2017 Guidance:

We are affirming our adjusted EPS guidance range at $2.57 to $2.77 for fiscal year 2017. We have increased our 2017 adjusted EBITDA guidance to $300 million. Constant currency growth, on a comparable 52-week basis, is now expected to be around 8 percent for 2017 versus the 2016 fiscal year, which will be offset by approximately 3 percentage points of negative foreign currency translation. Our core tax rate, excluding the impact of discrete items, is unchanged and is expected to be about 30 percent. We still expect to invest approximately $60 million in capital items in 2017.

This guidance excludes approximately $30 million, pre-tax, of previously announced restructuring charges, as well as acquisition related costs and Project ONE development costs.

Conference Call:

The Company will host an investor conference call to discuss first quarter results on Thursday, March 30, 2017, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2017 outlook, which are unknown or have not yet occurred.

About H.B. Fuller Company:

For 130 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2016 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company's ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company's SEC 10-K filing for the fiscal year ended December 3, 2016. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended March 4, 2017	Percent of Net Revenue	Three Months Ended February 27, 2016	Percent of Net Revenue
Net revenue	$503,323	100.0%	$474,326	100.0%
Cost of sales	(364,327)	(72.4% )	(336,721)	(71.0%	)
Gross profit	138,996	27.6%	137,605	29.0%

Selling, general and administrative expenses	(112,915)	(22.4% )	(99,767)	(21.0%	)
Special charges, net	-	0.0%	(413)	(0.1%	)
Other income (expense), net	621	0.1%	(5,082)	(1.1%	)
Interest expense	(8,380)	(1.7% )	(6,308)	(1.3%	)
Income before income taxes and income from equity method investments	18,322	3.6%	26,035	5.5%

Income taxes	(5,765)	(1.1% )	(8,760)	(1.8%	)

Income from equity method investments	2,274	0.4%	1,692	0.4%
Net income including non-controlling interests	14,831	2.9%	18,967	4.0%

Net income attributable to non-controlling interests	(36)	(0.0% )	(49)	(0.0%	)
Net income attributable to H.B. Fuller	$14,795	2.9%	$18,918	4.0%

Basic income per common share attributable to H.B. Fuller
	$0.29		$0.38

Diluted income per common share attributable to H.B. Fuller[a]
	$0.29		$0.37

Weighted-average common shares outstanding:
Basic	50,243		49,958
Diluted	51,460		50,995

Dividends declared per common share	$0.14		$0.13

a Income per share amounts may not add due to rounding

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	March 4, 2017	December 3, 2016	February 27, 2016
Cash & cash equivalents	$116,518	$142,245	$126,771
Trade accounts receivable, net	358,145	351,130	335,403
Inventories	286,254	247,399	264,837
Trade payables	181,460	162,964	162,513
Total assets	2,169,328	2,055,868	2,020,406
Total debt	804,781	703,271	720,444

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

				Adjusted
	Three Months Ended	% of Net		Three Months Ended	% of Net
	March 4, 2017	Revenue	Adjustments	March 4, 2017	Revenue
Net revenue	$503,323	100.0%		$503,323	100.0%
Cost of sales	(364,327)	(72.4% )	(5,156)	(359,171)	(71.4% )
Gross profit	138,996	27.6%	(5,156)	144,152	28.6%

Selling, general and administrative expenses	(112,915)	(22.4% )	(8,837)	(104,078)	(20.6% )

Other income (expense), net	621	0.1%	-	621	0.1%
Interest expense	(8,380)	(1.7% )	(70)	(8,310)	(1.7% )
Income before income taxes and income from equity method investments	18,322	3.6%	(14,063)	32,385	6.4%

Income taxes	(5,765)	(1.1% )	3,968	(9,733)	(1.9% )
- Effective tax rate	31.5%		28.2%	30.1%

Income from equity method investments	2,274	0.4%		2,274	0.4%
Net income including non-controlling interests	14,831	2.9%	(10,095)	24,926	4.9%

Net income attributable to non-controlling interests	(36)	(0.0% )		(36)	(0.0% )
Net income attributable to H.B. Fuller	$14,795	2.9%	$(10,095)	$24,890	4.9%

Basic income (loss) per common share attributable to H.B. Fuller	$0.29		$(0.20)	$0.50

Diluted income (loss) per common share attributable to H.B. Fuller	$0.29		$(0.20)	$0.48 [1]

Weighted-average common shares outstanding:
Basic	50,243		50,243	50,243
Diluted	51,460		51,460	51,460

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

		Three Months Ended February 27, 2016	% of Net Revenue		Adjustments	Adjusted Three Months Ended February 27, 2016	% of Net Revenue
Net revenue		$474,326	100.0%		$-	$474,326	100.0%
Cost of sales		(336,721)	(71.0%	)	(1,891)	(334,830)	(70.6% )
Gross profit		137,605	29.0%		(1,891)	139,496	29.4%

Selling, general and administrative expenses		(99,767)	(21.0%	)	(732)	(99,035)	(20.9% )

Acquisition and transformation related costs	(105)
Workforce reduction costs	1
Facility exit costs	(273)
Other related costs	(36)
Special charges, net		(413)	(0.1%	)	(413)	-	0.0%

Other income (expense), net		(5,082)	(1.1%	)		(5,082)	(1.1% )
Interest expense		(6,308)	(1.3%	)	(75)	(6,233)	(1.3% )
Income before income taxes and income from equity method investments		26,035	5.5%		(3,111)	29,146	6.1%

Income taxes		(8,760)	(1.8%	)	229	(8,989)	(1.9% )
- Effective tax rate		33.6%			7.4%	30.8%

Income from equity method investments		1,692	0.4%		-	1,692	0.4%
Net income including non-controlling interests		18,967	4.0%		(2,882)	21,849	4.6%

Net income attributable to non-controlling interests		(49)	(0.0%	)	-	(49)	(0.0% )
Net income attributable to H.B. Fuller		$18,918	4.0%		$(2,882)	$21,800	4.6%

Basic income (loss) per common share attributable to H.B. Fuller		$0.38			$(0.06)	$0.44

Diluted income (loss) per common share attributable to H.B. Fuller		$0.37			$(0.06)	$0.43 [1]

Weighted-average common shares outstanding:
Basic		49,958			49,958	49,958
Diluted		50,995			50,995	50,995

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
ADJUSTED EARNING PER SHARE RECONCILIATION
In thousands (unaudited)

	Three Months ended March 4, 2017			Three Months ended February 27, 2016
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS[a]
Income from continuing operations	$20,560	$5,765	$0.29	$27,678	$8,760	$0.37

Acquisition project costs[b]	989	345	0.01	121	39	-
Tonsan call option agreement[c]	107	-	-	966	-	0.02
Organizational Realignment [d]	11,578	3,137	0.16	2,024	190	0.04
Other[e]	1,389	486	0.02	-	-	-
Adjusted Earnings	$34,623	$9,733	$0.48	$30,789	$8,989	$0.43

a Income per share amounts may not add due to rounding
b Costs related to integrating and accounting for past and potential acquisitions
c Non-cash costs related to accretion and revaluation of the Tonsan call option agreement
d Costs related to Organizational Realignment to Support 2020 Strategic Plan, EIMEA restructuring announced November 2015, business integration and Special Charges
e Costs related to Project ONE development costs

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	March 4, 2017	February 27, 2016
Net Revenue:
Americas Adhesives	$193,162	$183,319
EIMEA	124,039	124,291
Asia Pacific	62,645	53,860
Construction Products	57,046	60,074
Engineering Adhesives	66,431	52,782
Total H.B. Fuller	$503,323	$474,326
Segment Operating Income:[6]
Americas Adhesives	$21,033	$26,259
EIMEA	1,797	6,163
Asia Pacific	1,879	3,753
Construction Products	(683)	785
Engineering Adhesives	2,055	878
Total H.B. Fuller	$26,081	$37,838
Depreciation Expense:
Americas Adhesives	$3,562	$3,713
EIMEA	3,643	5,331
Asia Pacific	1,879	1,386
Construction Products	1,333	1,273
Engineering Adhesives	1,528	1,555
Total H.B. Fuller	$11,945	$13,258
Amortization Expense:
Americas Adhesives	$1,285	$1,017
EIMEA	1,063	1,107
Asia Pacific	452	301
Construction Products	2,318	2,323
Engineering Adhesives	2,237	1,950
Total H.B. Fuller	$7,355	$6,698
EBITDA:[3]
Americas Adhesives	$25,880	$30,989
EIMEA	6,503	12,601
Asia Pacific	4,210	5,440
Construction Products	2,968	4,381
Engineering Adhesives	5,820	4,383
Total H.B. Fuller	$45,381	$57,794
Segment Operating Margin:[6]
Americas Adhesives	10.9%	14.3%
EIMEA	1.4%	5.0%
Asia Pacific	3.0%	7.0%
Construction Products	(1.2% )	1.3%
Engineering Adhesives	3.1%	1.7%
Total H.B. Fuller	5.2%	8.0%
EBITDA Margin:[3]
Americas Adhesives	13.4%	16.9%
EIMEA	5.2%	10.1%
Asia Pacific	6.7%	10.1%
Construction Products	5.2%	7.3%
Engineering Adhesives	8.8%	8.3%
Total H.B. Fuller	9.0%	12.2%

Adjusted EBITDA[3]
Americas Adhesives	$28,867	$31,029
EIMEA	13,077	12,509
Asia Pacific	5,745	5,452
Construction Products	4,490	4,395
Engineering Adhesives	6,768	5,304
Total H.B. Fuller	$58,947	$58,689
Adjusted EBITDA Margin[3]
Americas Adhesives	14.9%	16.9%
EIMEA	10.5%	10.1%
Asia Pacific	9.2%	10.1%
Construction Products	7.9%	7.3%
Engineering Adhesives	10.2%	10.0%
Total H.B. Fuller	11.7%	12.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

Three Months Ended March 4, 2017

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	(1.5% )	3.1%	(2.2% )	0.0%		(0.3% )	(0.1% )
Volume	6.8%	6.5%	18.0%	(1.7%	)	22.5%	8.7%
Mix	(4.0% )	(0.3% )	(2.8% )	(3.6%	)	1.3%	(2.2% )
Acquisition	4.4%	0.0%	7.0%	0.0%		6.5%	3.2%
Constant Currency Growth	5.7%	9.3%	20.0%	(5.3%	)	30.0%	9.6%

F/X	(0.3% )	(9.5% )	(3.7% )	0.3%		(4.1% )	(3.5% )

	5.4%	(0.2% )	16.3%	(5.0%	)	25.9%	6.1%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	March 4, 2017	February 27, 2016
Net income including non-controlling interests	$14,831	$18,967

Income from equity method investments	(2,274)	(1,692)
Income taxes	5,765	8,760
Interest expense	8,380	6,308
Other income (expense), net	(621)	5,082
Special charges	-	413
Segment operating income[6]	26,081	37,838

Depreciation expense	11,945	13,258
Amortization expense	7,355	6,698
EBITDA[3]	$45,381	$57,794

EBITDA margin[3]	9.0%	12.2%

Restructuring, Acquisition and Other Costs	13,566	895
Adjusted EBITDA[3]	$58,947	$58,689

Adjusted EBITDA margin[3]	11.7%	12.4%

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following costs included on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; the closing of a facility in the Philippines; and integrating and accounting for past and present acquisitions. We have not included a reconciliation of adjusted EPS to EPS as part of our guidance because all potential adjustments are not known at this time.

[2]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; the closing of a facility in the Philippines; and integrating and accounting for past and present acquisitions. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. We have not included a reconciliation of adjusted EBITDA to EBITDA or net income as part of our guidance because all of the potential adjustments are not known at this time.

[4]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.

[5]

Adjusted SG&A expense is a non-GAAP financial measure which excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; and integrating and accounting for past and present acquisitions.

[6]	Segment operating income is defined as gross profit less SG&A expense. Segment operating margin is defined as segment operating income divided by net revenue.